FOR IMMEDIATE RELEASE

COMMUNITY WEST BANCSHARES ANNOUNCES RETIREMENT OF FOUNDING BOARD MEMBER AND APPROVES APPOINTMENT AS DIRECTOR EMERITUS

FRESNO, CALIFORNIA – January 16, 2026 – The Board of Directors (“Board”) of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), announced the planned retirement of founding Board member Daniel N. Cunningham after 46 years of distinguished service, effective upon the completion of his term, May 20, 2026. Additionally, the Board unanimously appointed Cunningham as Director Emeritus, effective upon his retirement, the fourth to receive this honor since the Company’s founding in 1979 – a role in which he will continue to offer input and direction for the Company and the Bank.

For over four-and-a-half decades, Cunningham has been an integral member and leader of the Board, helping guide the Company’s growth while ensuring the needs of its employees, clients, and communities remained at the forefront. He served as Chairman of the Board from 1998 – 2015 (the second to hold this role following the retirement of founding Chair, Wanda Rogers), Lead Independent Director from 2015 – 2019, and Vice Chairman of the Board from 2019 – 2024. His contributions to the Company are extensive; he has served on every Board committee, provided leadership throughout every strategic milestone, and played a pivotal role in guiding the Company and the Bank through the industry’s evolution. He has also mentored Board members, as well as executives and countless team members, maintaining relationships beyond their retirements.

“Dan’s retirement marks the culmination of a legacy that has shaped Community West Bancshares and Bank since its inception,” said Daniel J. Doyle, Chairman of the Board. “As a founding Board member, his leadership has been instrumental in building the secure foundation we stand on today. His thoughtful approach, deep financial expertise, humility, and unwavering commitment have guided our Company’s strong relationship-based culture through decades of growth, change, and opportunity. We are grateful he will continue to support the Board as Director Emeritus, and we know he will remain a powerful advocate for our employees, clients, and communities.”

In addition to serving as a founding Director, Cunningham enjoyed a fulfilling career in public accounting and as CFO of the Quinn Company, a prominent Central and Southern California Caterpillar dealer. His expertise in leadership, finance, accounting, agribusiness, and large-company operations brought significant depth to the Board.

“Dan’s distinguished service and direct impact on our Company, the Bank, and our team is immeasurable, spanning every chapter of our history,” said James J. Kim, CEO of the Company and President and CEO of the Bank. “He has guided all four Presidents and CEOs since our founding, providing steady, insightful leadership through every economic cycle, industry change, and time of challenge. Dan’s contributions are immeasurable; he redefines what it means to be a leader. His quiet, intelligent approach has made an everlasting difference for all of us to model. Moreover, his legacy of caring is the foundation of our values, which is embedded in our corporate culture.”

About Community West Bank and Bancshares
Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The

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Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, the Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking, and Cash Management.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp, and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com.
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Debbie Nalchajian-Cohen
559-222-1322